Exhibit 99.6

LENDINGTREE ANNOUNCES PRICING OF $265 MILLION OF CONVERTIBLE SENIOR NOTES DUE 2022

CHARLOTTE, NC - May 24, 2017 - LendingTree, Inc. (NASDAQ: TREE) (the “Company”), a leading online loan marketplace, announced today the pricing of its private offering of $265 million aggregate principal amount of its 0.625% convertible senior notes due 2022 (the “notes”). The size of the offering was increased from the previously announced $200 million in aggregate principal amount. The Company also granted the initial purchasers a 30-day option to purchase up to an additional $35 million aggregate principal amount of notes, solely to cover over-allotments, if any. The sale of the notes to the initial purchasers is expected to settle on or about May 31, 2017, subject to customary closing conditions, and is expected to result in approximately $256.7 million in net proceeds to the Company, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company (assuming no exercise of the initial purchasers’ over-allotment option) but before deducting the net cost of the convertible note hedge and warrant transactions referred to below.

The notes will be senior unsecured obligations of the Company. The notes will bear interest at a rate of 0.625%, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017. The notes will mature on June 1, 2022, unless earlier repurchased or converted.

The initial conversion rate for the notes is 4.8163 shares of the Company’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $207.63 per share). Prior to February 1, 2022, the notes will be convertible at the option of the holders only upon the occurrence of specified events, and thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at any time. Upon conversion, the notes will settle for cash, shares of the Company’s common stock, or a combination thereof, at the Company’s option. The Company expects to use approximately $16.0 million of the net proceeds from the sale of the notes to pay the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company of the warrant transactions), and the Company intends to use the remainder of the proceeds to pay related transaction fees and expenses, and for general corporate purposes including, but not limited to, working capital and potential acquisitions.

If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants to enter into additional convertible note hedge transactions. Any remaining proceeds will be used for general corporate purposes including, but not limited to, working capital and potential acquisitions.

In connection with the offering, the Company entered into convertible note hedge transactions with certain financial institutions, including certain affiliates of the initial purchasers of the notes (in this capacity, the “option counterparties”). The Company also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds upon expiration the applicable strike price of the warrants. The strike price of the warrant transactions will initially be $266.39 per share, which represents a premium of 70% over the last reported sale price of the common stock on May 24, 2017, and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offering was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the notes nor any shares of the Company’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes in the offering, nor shall there be any sale of such notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, as amended. Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of its management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the United States or global capital markets; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with the Company's existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. operates the nation’s leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree’s online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 500 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.

LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208